UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2006

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15378 Avenue of Science, Suite 100, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 676-1112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 20, 2006, in connection with the appointment of Thomas R. Brown as our president and chief executive officer, as described in Item 5.02 below, the compensation committee recommended, and the board approved, a compensation package for Mr. Brown described in Item 5.02 below.

Item 1.02	Termination of a Material Definitive Agreement

On August 17, 2006, John R. Zavoli was terminated as our president and chief operating officer. In connection with such termination, Mr. Zavoli’s employment arrangement with the company also terminated. Mr. Zavoli was employed under the terms of a letter agreement dated as of October 17, 2005. Mr. Zavoli’s annual base salary at the time of termination was $250,000. Mr. Zavoli’s letter agreement provided that his employment was at-will and no specified period or term of employment, but that in the event his employment is terminated for any reason other than cause (as defined in the agreement), or if he resigns for good reason (as defined in the agreement), he is entitled to severance in the form of post-termination salary continuation and payment by our company of the premiums for extension of benefits under COBRA for a number of months based on his number of months of service, conditioned on his execution of a general release of all known and unknown claims against the company, and the continued effectiveness of such release beyond any statutory revocation period. Based on Mr. Zavoli’s term of service, Mr. Zavoli would be entitled to five months of compensation continuation in connection with termination without cause from our company, if he executes a general release. Mr. Zavoli has not executed such a release as of the date of this report.

Item 5.02	Departure of Director and Principal Officer; Appointment of Principal Officer

On August 17, 2006, John R. Zavoli was terminated as our president and chief operating officer. Mr. Zavoli continues to serve as a director.

On August 20, 2006, our board appointed Thomas R. Brown as our president and chief executive officer, with a term commencing September 5, 2006. Mr. Brown currently serves as an independent director on our board of directors, and served as a member of the compensation committee and the audit committee until his resignation from those committees on August 20, 2006. As a result of his appointment, Mr. Brown will no longer qualify as an independent director under applicable Nasdaq standards once his term of office commences. In order to maintain compliance with the rules of the Nasdaq Stock Market requiring us to have a board consisting a majority of independent directors, Mr. Brown will resign from the board effective upon commencing his term of office as president and chief executive officer, if such resignation is necessary to maintain compliance with Nasdaq rules. If Mr. Brown resigns from the board, we intend to reappoint him to the board as soon as we may do so and maintain compliance with the rules of the Nasdaq Stock Market.

As Chairman, Elwood G. Norris will continue to serve in his role as principal executive officer until September 5, 2006. After such date, Mr. Norris will continue to serve as Chairman, but his officer duties will shift from principal executive officer to a technical advisory role and spokesman for our company’s technologies.

Mr. Brown, age 55, currently serves as President of BrownThompson Executive Search, a financial executive search firm, a position he has held since April 2005. He will no longer serve in such position upon commencement of employment with our company. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Information Technology division of Sony Electronics, where he was responsible for supply chain operations including Information Technology, Procurement, North American Manufacturing Operations and Finance. He continued to consult with Sony Electronics on its ERP implementation from September 2004 to January 2005. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer division. Mr. Brown is a director of Mad Catz Interactive (AMEX/TSX: MCZ), a provider of video game accessories. Mr. Brown obtained a B.A. in Economics from Rutgers University in 1973. Mr. Brown is also a certified public accountant.

Our compensation committee has recommended, and the board has approved, a compensation package for Mr. Brown with a base salary of $250,000 per year. Mr. Brown will also receive on his start date a non-statutory stock option to purchase 200,000 shares of common stock under our 2005 Equity Incentive Plan. This option will have an exercise price per share equal to the closing price of our common stock on the start date as reported on the Nasdaq Capital Market. The option will have a five year life subject to continuing service to our company. The option will become exercisable, subject to continuing service to our company, with respect to 50,000 shares on the one-year anniversary of the date of grant; and thereafter, subject to continuing service, the option will become exercisable with respect to an additional 12,500 shares on each subsequent three-month anniversary of the date of grant, for a total of four years when the option is fully vested. Mr. Brown will be eligible for an annual bonus with respect to fiscal years beginning fiscal 2007 as recommended by the compensation committee and approved by the board. The bonus will be based in part on his achievement of detailed annual goals that will be established by the compensation committee. In the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. He will also be entitled to continuation of his company-provided health and dental benefits for the same period.

We plan to enter into an employment letter with Mr. Brown reflecting these terms.

Item 7.01	Regulation FD Disclosure

On August 20, 2006, we issued a press release announcing the appointment of Thomas R. Brown as president and chief executive officer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

On August 20, 2006, Admiral Raymond C. Smith was appointed to the audit committee to fill the vacancy left by Mr. Brown’s resignation from the audit committee. The following directors now serve on the audit committee: David J. Carter, Daniel Hunter and Raymond C. Smith.

The following directors serve on the compensation committee following Mr. Brown’s resignation from such committee: David J. Carter, Daniel Hunter and Raymond C. Smith.

The following directors continue to serve on the nominating and governance committee: David J. Carter and Raymond C. Smith.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated August 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: August 22, 2006	By:	/s/ STEVEN D. STRINGER
Steven D. Stringer
Chief Financial Officer